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                                                                    Exhibit 99.2

                             [Dynegy Letterhead]

November 28, 2001


CGNN Holding Company, Inc.
1400 Smith Street
Houston, Texas  77002
Attention:  General Counsel

Gentlemen:

    Dynegy Holdings Inc. ("Dynegy Holdings") hereby gives notice of the exercise of its option to purchase all of the membership interests of MCTJ Holding Co. LLC (the "Company") pursuant to Section 2.5.1.4 of the Option Agreement dated as of November 9, 2001 by and among CGNN Holding Company, Inc., the Company, Enron Corp. ("Enron"), and Dynegy Holdings (the "Option Agreement"). This notice of exercise also constitutes notice that Dynegy Inc. ("Dynegy") has delivered notice to Enron that Dynegy is terminating the Agreement and Plan of Merger dated as of November 9, 2001 by and among Dynegy, Stanford, Inc., Sorin, Inc., Badin, Inc. and Enron pursuant to
Section 9.4(a) and 10.2 thereof.

    Pursuant to Section 3.1 of the Option Agreement, Dynegy Holdings hereby specifies December 12, 2001 as the Closing Date under the Option Agreement.

                                       DYNEGY HOLDINGS INC.


                                       By:  /s/ Charles L. Watson
                                          ------------------------------------
cc: Vinson & Elkins L.L.P.
    1001 Fannin, Suite 2300
    Houston, Texas  77002-6760
    Attention:  William E. Joor, III, Esq.
                Scott N. Wulfe, Esq.